Exhibit 10.2* — Form 20F 2004 Las Vegas From Home.com

MODIFICATION TO “LICENSE AND SETTLEMENT AGREEMENT”
OF FEBRUARY 17, 2005

     This Modification is entered into this 6th day of May, 2005, by and between 1st Technology LLC (hereinafter “1st Technology”) and LasVegasFromHome.com Entertainment, Inc. (hereinafter “LVFH.com”).

     WHEREAS, 1st Technology and LVFH.com entered into a License and Settlement Agreement, incorporated herein by this reference, in settlement of 1st Technology LLC v. LasVegasFromHome.com Entertainment, Inc., et al., Case No. CV-S-04-1003-RLH-PAL (“the Lawsuit”), under which the Lawsuit was dismissed and a license was granted to LVFH.com by 1st Technology in exchange for license fees paid on an agreed upon payment schedule;

     WHEREAS, 1st Technology and LVFH.com have agreed to accelerate payments from the agreed upon payment schedule;

     NOW, THEREFORE, in consideration of the mutual covenants and promises made herein and for other good and valuable consideration, the parties agree to modify the License and Settlement Agreement as follows:

A.	LVFH.com agrees to pay to 1st Technology in a manner stated in Section IV of the License and Settlement Agreement a sum of ninety thousand dollars ($90,000.00) (“Final Payment”) by wire transfer initiated on or before May 10, 2005.

B.	1st Technology agrees to accept the Final Payment made in accordance with the terms of Part A herein, in exchange for a full and complete release and satisfaction of all remaining royalty obligations, fixed and contingent, owed under the License and Settlement Agreement, including all “initial royalty obligation,” “additional royalty obligation,” and “further additional royalty obligation” as those terms are used in the License and Settlement Agreement, as if LVFH.com had paid all fixed and potential contingent royalty amounts under the original terms of the License and Settlement Agreement.

C.	By this Modification, Section V of the License and Settlement Agreement shall be deleted in its entirety from the terms of the License and Settlement Agreement and Modification, and shall have no force or effect after this Modification.

D.	To the extent that the language of Parts A, B, or C herein modifies, amends, or contradicts the License and Settlement Agreement, the language of Parts A, B, and C herein shall supercede the License and Settlement Agreement.

E.	The remaining portions of the License and Settlement Agreement not specifically modified by Parts A, B, or C herein shall continue in full force and effect.

1ST TECHNOLOGY LLC

Dated:

By:

Its:

LASVEGASFROMHOME.COM ENTERTAINMENT, INC.

Dated:

By:

Its: